LETTER OF INTENT
BETWEEN
SYMBOL: ASKH - ASTIKA HOLDINGS, INC.
AND
JIANGSU ZIYANG HOLIDAY BEDROOM ARTICLES CO., LTD ('JSZY')

January ____, 2018

Astika Holdings, Inc., a Florida Corporation, hereinafter (hereinafter 'ASKH'), submits this Letter of Intent to Jiangsu Ziyang Holiday Bedroom Articles Co. Ltd, a registered Chinese private corporation established in 2007 (hereinafter 'JSZY') to enter into a definitive agreement with JSZY (or its shareholder(s)), hereinafter the 'PARTIES,' pursuant to which, ASKH will acquire 100% of the assets of, or shares in, JSZY.

JSZY is engaged in multiple areas of industry and its focus is on home textile products including silk quilt, silk rug, air-condition mats for summer time, down and feather filled products, fur articles, woolen products for autumn and winter. JSZY also produces home textile products yearly and develops hundreds of new products to meet market demand. JSZY's main clients include RT-Mart which is a chain supermarket which has 285 supermarkets in China, (#1 sales supermarket in China). JSZY's products are the #1 sales products in the RT-Mart supermarkets and JSZY are also the sale agents of Calvin Klein, UGG, Spirit, Wal-mart, Carrefour, Tesco, and other major retail clients in China.

When countersigned by each of the parties, the following will constitute our Letter of Intent, outlining the general terms with respect to the eventual acquisition by ASKH of the said interest in JSZY.

1. Acquisition

It is intended that ASKH shall, subject to the terms and conditions set forth herein, acquire 100% of the shares in, JSZY with consideration for the purchase of that interest being the issue by ASKH of 1,000,000 restricted common shares as consideration for the Letter of Intent to JSZY.

The parties intent to structure the acquisition of the shares in JSZY substantially along the following lines:

- The owner(s) of JSZY will establish a New Zealand company.
- The New Zealand company will acquire 100% of the shares in JSZY (funding of this purchase to be confirmed).
- ASKH will acquire 100% of the shares in the New Zealand company in consideration for the issue of shares in ASKH.

2. Object of the Letter of Intent

The object of the letter of intent is to regulate the relationship between the parties, regarding the eventual asset and business acquisition of JSZY by ASKH. The parties also agree that ASKH and JSZY are engaged to develop a $500,000 to $10 Million dollar capital raise which will congruently be deployed into ASKH to be utilized for the acquisition of JSZY at to be determined deadlines.

3. Due Diligence Period

The parties have had an ongoing due diligence period which will expire on the earlier of the date which is 120 calendar days from the date of execution of this Letter of Intent and the day on which this Letter of Intent is terminated (the "Due Diligence Period"). If the results of this due diligence investigation are unsatisfactory to either party, in its sole determination, then such party will have the option at any time before the final acquisition agreement is signed by the parties, to terminate this Letter of Intent by giving written notice to the other party.

4. No-Shop.

Both parties contemplate the expenditure of substantial time and money in connection with the preparation and negotiation of the transaction and the due diligence required thereby. Accordingly, upon execution of this Letter of Intent and for a period of 120 calendar days (the "No-Shop Period") after the signing of this Letter of Intent, neither party, directly or indirectly, through any representative or otherwise will solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider the proposal of any other person relating to the assets of JSZY in whole or in part, whether through direct purchase, merger, consolidation or other business combination without the written consent of ASKH.

5. Conditions to Closing

The parties' obligation to close the contemplated transaction will be subject to specified conditions precedent including, but not limited to, the following:

(a) the parties satisfaction with the parties' due diligence investigations of each other;
(b) the parties' obtaining all necessary regulatory approvals in all relevant jurisdictions to the transactions contemplated;
(c) the parties agreeing formal definitive documentation which documents the parties full agreement to the terms and conditions of the proposed transactions inclusive of representations and warranties of JSZY, JSZY's agreement to sell its assets and agreement from ASKH to the issue of the shares to be issued as consideration for the purchase of the JSZY assets/interests;
(d) completion and delivery of all closing deliverables agreed in the definitive documentation.

6. Access to Information

Immediately upon the parties' execution of this Letter of Intent, the parties and their respective attorneys, accountants and financial advisors will have full access during normal business hours to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents necessary to complete the due diligence, provided however, that such access will not materially interfere with the normal business operations of either party. In the event the parties terminate their discussions for any reason. the parties shall return any and all documents and other materials provided to each party during the Due Diligence Period.

7. Use and Confidentiality

(a) All of the information, records, books and data to which each party and/or their respective representatives are given access as set forth above will be used by such party solely for the purpose of analyzing the other party hereto and will be treated on a confidential basis. The terms, conditions and existence of this Letter of Intent and all further discussions between the parties will also be treated on a confidential basis, subject to appropriate disclosure to regulatory authorities and as otherwise required by the rules of any regulatory authorities.

(b) JSZY possess valuable proprietary information, including but not limited to, all written or computer-generated processes, trade secrets, know-how, ideas, concepts, technical experience and data, marketing methods and plans, operating, performance and cost reformation and data, computer programming techniques, software, software applications, drawings, designs, processes, schedules, documentation, specifications, construction plans, supplier lists, customer lists, contact lists, business plans, potential products and applications, working models, prototype, and other general information relating to, its subsidiaries, affiliates, related parties and the business, finances, products, technology, services (including, without limitation, any other written reports, computer diskettes and other software) related to, its subsidiaries, affiliates and related parties.

(c) All such confidential or proprietary information and all other record bearing media *containing or disclosing* such information and techniques and any documents, analyses, compilations, forecasts or studies prepared on the basis of such confidential information, including notes taken from verbal information exchanges, which are directly or indirectly disclosed by JSZY to ASKH are hereinafter referred to as the "Confidential Information."

(d) ASKH shall keep confidential and not publish, disseminate, distribute, disclose, sell, assign, copy, commercially exploit, or otherwise make use of any Confidential Information (whether obtained through meetings, discussions or any other exchange of information between the parties) to or for the use or benefit of ASKH or any other person, firm, corporation or entity, except as specifically approved in writing by JSZY or as required for evaluation of the business.

8. Closing

The closing of the contemplated transaction (the "Closing") will occur as soon as reasonable possible after the satisfaction of all conditions precedent specified in this Agreement but in any event on or before the calendar 120th day of the Due Diligence Period, unless otherwise agreed by the parties.

9. <u>Operation of Business during No Shop Period</u>

. During the No Shop Period the parties will conduct their respective operations according to its ordinary and usual course of business consistent with past practices and will not enter into any material transactions or incur any material liabilities without obtaining the consent of the other party hereto, which consent will not be unreasonably held or delayed. The obligation set forth in this section 9 will terminate on the 120th calendar day after the signing of this agreement (the "No-Shop Deadline"); if by such date the Closing has not occurred, unless further extended by the Parties. Notwithstanding the foregoing nothing herein shall restrict the parties hereto from taking such actions as may be required in order to discharge their obligations pursuant to applicable corporate laws.

10. <u>Cost and Expenses</u>

Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

11. <u>Choice of Law</u>

This Letter of Intent shall be construed in accordance with laws of Florida, United States of America and the parties agree that the exclusive jurisdiction of the courts of Florida, United States of America, will apply in respect of all disputes arising hereunder.

12. <u>Termination</u>

This Letter of agreement may be terminated:

(a) by mutual written consent of the parties;
(b) upon execution by the parties of the definitive agreements; or
(c) upon written notice by either party during the Due Diligence Period, that the due diligence is not satisfactory.

13. <u>Execution in Counterpart</u>

The parties may execute this Letter of Intent in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above. If the foregoing accurately sets forth your understanding in this regard, please date, sign and return the enclosed copy of the Letter of Intent to the undersigned.

14. English Language Version governs

The English language version of this Letter of Intent governs to the extent that there are versions in more than one language.

Acknowledged and Accepted this ____th day of January, 2018

BY: Xu Jian, Its Signatory
JIANGSU ZIYANG HOLIDAY BEDROOM ARTICLES CO. - JSZY

BY: Mark W. Richards, Its Signatory
President & CEO
ASTIKA HOLDINGS, INC. – SYMBOL: ASKH

PLEASE USE BLUE INK TO INITIAL AND DATE EACH PAGE AND SIGN ON THE SIGNATURE PAGE